SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2007

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 7.01   Regulation FD Disclosure.

On April 10, 2007, LCNB Corp. declared a one-for-one stock dividend for those shareholders of record on April 25, 2007 to be paid on May 10, 2007.  A copy of the press release (Exhibit 99) is attached and is furnished under this Item 7.01.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99

Press release dated April 10, 2007

Exhibit 99

PRESS RELEASE

Lebanon, Ohio:  LCNB Corp. (OTCBB: LCNB) The Board of Directors of LCNB Corp. at their special meeting this morning, Tuesday, April 10, 2007 declared a stock dividend of one share for each share owned to shareholders of record April 25, 2007. The dividend will be paid on May 10, 2007.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. It serves as an umbrella corporation for its two subsidiaries, Lebanon Citizens National Bank, a full-service, FDIC Insured National Bank with 21 offices serving Warren, Butler, Clermont, Clinton and Hamilton Counties, in Ohio, and of Dakin Insurance Agency, Inc., a full-service Independent Insurance Agency with seven offices in Warren, Clermont and Clinton Counties in Ohio, serving individuals and businesses with property, casualty, life and health insurance products and annuities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 10, 2007	By: /s/ Steve P. Foster
Steve P. Foster Chief Financial Officer